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                                                                    EXHIBIT 3.10

                            CERTIFICATE OF SECRETARY
                                       OF
                                PEOPLESOFT, INC.


        The undersigned, Anne S. Jordan, hereby certifies that she is the duly elected Secretary of PeopleSoft, Inc., a Delaware corporation (the "Corporation"), and that the following resolutions were duly adopted by the Board of Directors on May 21, 2001:

AMENDMENT TO THE BYLAWS
INCREASING THE NUMBER OF
DIRECTORS BY ONE

                RESOLVED, THAT SECTION 3.2 OF ARTICLE III OF THE COMPANY'S BYLAWS IS HEREBY AMENDED AND RESTATED TO READ IT ITS ENTIRETY AS FOLLOWS:

                        3.2 NUMBER OF DIRECTORS

        The Board of Directors shall consist of seven (7) persons until changed by an amendment to this Section 3.2.

                RESOLVED FURTHER, THAT THE OFFICERS OF THE COMPANY ARE HEREBY AUTHORIZED AND DIRECTED TO EXECUTE ALL DOCUMENTS AND TAKE ALL ACTION THEY DEEM NECESSARY OR ADVISABLE IN CONNECTION WITH THIS RESOLUTION.


        Dated this 13th day of August, 2001.

                                                       /s/Anne S. Jordan
                                                       -------------------------
                                                       Anne S. Jordan, Secretary



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